Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 22, 2008, by and between COMERICA BANK (“Bank”) and VERENIUM CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2005, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of August 2, 2006, that certain Second Amendment to Loan and Security Agreement dated as of November 2, 2006, that certain Third Amendment to Loan and Security Agreement dated as of March 17, 2007 and that certain Modification to Loan Documents dated as of September 21, 2007 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“Collateral” means the property described on Exhibit A attached hereto and all Negotiable Collateral to the extent not described on Exhibit A, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment.

“Second Convertible Offering” means the Borrower’s issuance of up to Seventy-Five Million Dollars ($75,000,000) in convertible notes and warrants to purchase common stock pursuant to the Second Convertible Offering Documents.

“Second Convertible Offering Documents” means that certain Securities Purchase Agreement, all Schedules and Exhibits thereto, the Notes and Warrants issuable thereunder, the Registration Rights Agreement, the Senior Notes Exchange Agreements, and other instruments executed and delivered in connection therewith, all among the Borrower and the Buyers (as defined therein), all dated as of February 22, 2008, and all in form and content reasonably acceptable to Bank.

2. The following sentence hereby is added to the end of Section 4.1 of the Agreement:

“Borrower also hereby agrees to not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property.”

3. Section 4.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank reasonably determines to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.”

4. Section 5.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“5.4 Intellectual Property. Borrower is the sole owner of its patents, trademarks, copyrights and other intellectual property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of Borrower’s patents, trademarks and copyrights is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of its intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.”

5. Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Minimum Cash. Borrower shall at all times maintain a balance of Cash in Bank of not less than one and one half times (1.5x) all outstanding Indebtedness owed to Bank (including any issued and undrawn Letters of Credit). If at any time, Borrower’s Cash on deposit with Bank is less than one and one half times (1.5x) all outstanding Indebtedness owed to Bank (including any issued and undrawn Letters of Credit), Borrower shall pledge to Bank an amount of Cash equal to all outstanding Indebtedness owed to Bank (including any issued and undrawn Letters of Credit), and Borrower shall execute and deliver to Bank such documents as Bank may reasonably request to effect such pledge.”

6. Notwithstanding any provision of the Agreement to the contrary, including but not limited to Section 7.4 thereof, Bank hereby consents to Borrower’s execution, delivery and performance of the Second Convertible Offering Documents, and the documents for the call spread transaction in connection therewith. Further, the Indebtedness issued under the Second Convertible Offering shall be deemed to be “Permitted Indebtedness” under the Agreement.

7. Section 7.5 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts (as defined in the Code), or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property, or permit any Subsidiary to do so.

8. Exhibit A to the Agreement hereby is replaced in its entirety with Exhibit A attached hereto.

9. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

10. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

11. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a signed Acknowledgement in the form attached hereto as Annex A;

(c) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(d) a UCC Amendment, amending the Collateral description to that set forth on Exhibit A hereto;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VERENIUM CORPORATION

By:	/s/ John A. McCarthy, Jr.
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Steven J. Stuckey
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Loan and Security Agreement]

ANNEX A

COMERICA BANK MERGER ACKNOWLEDGMENT

The undersigned is a party to certain documents, instruments and/or agreements (collectively, the “Documents”) with or between the undersigned and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has been, or will be, merged with and into Comerica Bank, a Texas banking association (the “Surviving Bank”). The undersigned hereby acknowledges and agrees that any reference in the Documents to Comerica Bank, a Michigan banking corporation, shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

February 22, 2008	VERENIUM CORPORATION

Chief Financial Officer
Title (if applicable)

/s/ John A. McCarthy, Jr.
Signature

John A. McCarthy, Jr.
Name

5

DEBTOR:	VERENIUM CORPORATION

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include any (i) capital stock, membership units or other securities in excess of 65% of such equity interests owned or held of record in any foreign subsidiary of Borrower, or (ii) copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of September 30, 2005, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of VERENIUM CORPORATION; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1. Any one (1) of the following __________________________ (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a) Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Texas banking association, including, without limitation, that certain Loan and Security Agreement dated as of September 30, 2005, as may subsequently be amended from time to time, including but not limited to that certain Fifth Amendment to Loan and Security Agreement dated as of February 22, 2008.

(b) Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d) Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e) Issue a warrant or warrants to purchase the Corporation’s capital stock; and

(f) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2. Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3. Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4. These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5. Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6. The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on February 22, 2008.

Secretary

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.